As filed with the Securities and Exchange Commission on August 3, 2001
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         SWIFT TRANSPORTATION CO., INC.
             (Exact name of Registrant as specified in its charter)


            NEVADA                                               86-0666860
(State or other jurisdiction                                  (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             2200 SOUTH 75TH AVENUE
                             PHOENIX, ARIZONA 85043
                                 (602) 269-9700
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)


                   M.S. CARRIERS, INC. RETIREMENT SAVINGS PLAN
                            (Full title of the Plan)


                             Jerry Moyes, President
                         Swift Transportation Co., Inc.
                             2200 South 75th Avenue
                             Phoenix, Arizona 85043
                                 (602) 269-9700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                             Steven D. Pidgeon, Esq.
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-2202
                                 (602) 382-6000

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                   PROPOSED             PROPOSED
         TITLE OF EACH CLASS OF              AMOUNT TO BE      MAXIMUM OFFERING     MAXIMUM AGGREGATE        AMOUNT OF
       SECURITIES TO BE REGISTERED           REGISTERED (1)   PRICE PER SHARE (2)   OFFERING PRICE (2)   REGISTRATION FEE (3)
-----------------------------------------------------------------------------------------------------------------------------
M.S. Carriers, Inc. Retirement Savings Plan
Common Stock, $.001 par value                   269,569            $19.75               $5,324,000             $1331
=============================================================================================================================

(1) Represents shares of the Registrant's common stock issuable under the M.S. Carriers, Inc. Retirement Savings Plan. In connection with the Registrant's acquisition of M.S. Carriers, Inc., the Registrant's common stock has replaced the common stock of M.S. Carriers, Inc. as an investment alternative under the M.S. Carriers, Inc. Retirement Savings Plan. In addition, pursuant to Rule 416 of the Securities Act of 1933, this registration statement also registers (a) such additional indeterminate amount of shares as may be issuable as a result of a stock split, stock dividend or similar transaction with respect to the shares covered hereby and (b) an indeterminate amount of interests to be offered or sold pursuant to the M.S. Carriers, Inc. Retirement Savings Plan .

(2) Estimated in accordance with Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the computation is based upon the average of the high and low sale prices for the Registrant's common stock reported by the Nasdaq National Market on July 30, 2001.

(3) Pursuant to Rule 457(p), all of the registration fee of $1331 to be paid in connection with this Registration Statement is offset by the registration fee previously paid in connection with the filing of the Registrant's Registration Statement on Form S-4 (Registration No. 333-59250) on April 19, 2001. Under the Registration Statement on Form S-4, 19,784,472 shares (the "Registered Shares") of the Registrant's common stock was registered for issuance in connection with the Registrant's acquisition of M.S. Carriers, Inc. On June 29, 2001, 19,464,321 shares were issued in connection with the acquisition of M.S. Carriers, Inc., leaving 322,150 shares (the "Remaining Shares") of the Registered Shares unissued. The portion of the registration fee paid in connection with the Registration Statement on Form S-4 attributable to the Remaining Shares is $1331. This amount has been used to offset the registration fee to be paid in connection with this Registration Statement.

================================================================================

                                EXPLANATORY NOTE

     Swift Transportation Co., Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 relating to 239,808 shares of its common stock, par value $.001 per share, which may be issued under the M.S. Carriers, Inc. Retirement Savings Plan (the "Plan"). In addition, this Registration Statement also registers an indeterminate amount of interests that may be offered or sold pursuant to the Plan. Pursuant to the merger (the "Merger") provided for in the Merger Agreement, dated as of December 11, 2000, among the Registrant, M.S. Carriers, Inc. ("M.S. Carriers"), and Sun Merger, Inc. ("Merger Sub"), Merger Sub was merged into M.S. Carriers. As a result, M.S. Carriers became a wholly owned subsidiary of the Registrant. Furthermore, in connection with the Merger, the Registrant's common stock has replaced the common stock of M.S. Carriers as an investment alternative under the Plan.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents are not being filed with the Securities and Exchange Commission ("SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the SEC by the Registrant and the Plan pursuant to the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended on April 30, 2001;

     (b) the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000;

     (c) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (d) the Registrant's Current Reports on Form 8-K, including exhibits, filed with the SEC on March 14, 2001, March 23, 2001, June 8, 2001 and July 6, 2001; and

     (e) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the SEC on May 22, 1990, including any amendment or report filed to update such description.

     All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which removes from registration all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article XI of the Registrant's Articles of Incorporation states that, to the fullest extent permitted by Nevada law, any officer or director of the Registrant shall not be liable to the corporation or its stockholders for monetary or other damages for breach of fiduciary duties as an officer or director. Article XI also provides that no amendment, repeal or modification thereof will eliminate or reduce its effect with respect to any act or omission of an officer or director occurring prior to such amendment, repeal or modification. Section 78.037 of the Nevada Revised Statutes provides that a provision eliminating or limiting the personal liability of an officer or director to a corporation or its shareholders may not eliminate or limit liability for (i) acts or omissions involving intentional misconduct, fraud or a knowing violation of the law or (ii) the payment of unlawful distributions to stockholders.

     Section 78.7502 of the Nevada Revised Statutes provides that a corporation is required to indemnify an officer, director, employee or agent against costs and expenses actually and reasonably incurred in connection with the defense of an action, suit or proceeding to the extent such person has been successful on the merits or otherwise in defense of such action, suit or proceeding, or in defense of any claim, issue or matter therein.

     Sections 78.7502 and 78.751 of the Nevada Revised Statutes also provide, in general, that a corporation is permitted to indemnify an officer, director, employee or agent against costs and expenses actually and reasonably incurred in connection with the defense of an action, suit or proceeding if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and to the extent a court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification. Section 78.751 of the Nevada Revised Statutes provides that the expenses of a corporation's officers and directors incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay such amounts if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

     Article VIII of the Registrant's Articles of Incorporation states that the Registrant must indemnify any person who incurs expenses, claims, damages or liability by reason of the fact that he or she is or was an officer, director, employee or agent of the Registrant to the fullest extent allowed under Nevada law. The specific terms of such indemnification are provided in Article X of the Registrant's Bylaws, which generally provides that, to the extent required or permitted by Nevada law, the Registrant shall indemnify and advance expenses to any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an officer, director, employee or agent of the Registrant. The indemnification provided by Article X continues as to a person who has ceased to be a director, officer, employee or agent of the Registrant and inures to the benefit of his or her heirs, executors and administrators.
Article VIII also provides that no amendment or repeal thereof will affect the indemnification rights of any director, officer, employee or agent if such rights come into existence by virtue of acts or omissions of such director, officer, employee or agent prior to such amendment or repeal.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The foregoing statements are subject to the detailed provisions of the Nevada Revised Statutes, Article VIII and Article XI of the Articles of Incorporation of the Registrant and Article X of the Bylaws of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

     In lieu of including, as an exhibit, an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code or an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the undertaking permitted by Item 8(b) of Form S-8 is included in
Item 9(d) of this Registration Statement.

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant and Plan hereby undertake:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include  any  material  information  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to
                    Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant and Plan hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and will make or has made all changes required by the IRS to qualify the Plan.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona on the 3rd day of August, 2001.


                              SWIFT TRANSPORTATION CO., INC.

                              By: /s/ William F. Riley III
                                  ----------------------------------------
                                  William F. Riley III, Senior Executive
                                  Vice President, Secretary and Chief
                                  Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jerry Moyes and William F. Riley III and each of them, either one of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----

/s/ Jerry Moyes                 Chairman of the Board,            August 3, 2001
-----------------------------   President and Chief
(Jerry Moyes)                   Executive Officer


/s/ William F. Riley, III       Senior Executive Vice             August 3, 2001
-----------------------------   President, Secretary,
(William F. Riley, III)         Chief Financial Officer
                                and Director


/s/ Stephen J. Lyding           Chief Accounting Officer          August 3, 2001
-----------------------------
(Stephen J. Lyding)


/s/ Rodney K. Sartor            Executive Vice President
-----------------------------   and Director                      August 3, 2001
(Rodney K. Sartor)


/s/ Alphonse E. Frei            Director                          August 3, 2001
-----------------------------
(Alphonse E. Frei)


/s/ Lou A. Edwards              Director                          August 3, 2001
-----------------------------
(Lou A. Edwards)


/s/ Earl H. Scudder, Jr.        Director                          August 3, 2001
-----------------------------
(Earl H. Scudder, Jr.)

     THE PLAN. Pursuant to the requirements of the Securities Act, the Administrator of the M.S. Carriers, Inc. Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, Tennessee on the 3rd day of August, 2001.


                                    M.S. CARRIERS, INC.
                                    RETIREMENT SAVINGS PLAN

                                    By: /s/ M.J. Barrow
                                        ----------------------------------------
                                        M.J. Barrow
                                        On behalf of M.S. Carriers, Inc., the
                                        Administrator of the M.S. Carriers, Inc.
                                        Retirement Savings Plan

                                  EXHIBIT INDEX


    EXHIBIT
    NUMBER                               DESCRIPTION
    ------                               -----------

     4.1 Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8 (Registration No. 333-85940))

     4.2       Bylaws of the  Registrant  (Incorporated  by reference to Exhibit
               3.2 of the Registrant's Registration Statement on Form S-3 (Registration No. 33-66034))

     4.3 Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992)

      5        Opinion of Snell & Wilmer L.L.P.

     23.1      Consent of Snell & Wilmer L.L.P. (included in Exhibit 5)

     23.2      Consent of KPMG LLP

     23.3      Consent of Thompson Dunavant PLC

      24       Powers of Attorney (included on signature page)

      99       M.S. Carriers, Inc. Retirement Savings Plan